Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2024

RICHMOND, Va. (February 24, 2025) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2024.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months and Year Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change

Net income	$29,817	$20,765	43.6%	$214,064	$177,489	20.6%
Net income per share	$0.12	$0.09	33.3%	$0.89	$0.77	15.6%

Operating income	$49,903	$38,910	28.3%	$292,759	$247,481	18.3%
Operating margin %	15.0%	12.5%	250 bps	20.5%	18.4%	210 bps

Adjusted EBITDAre	$96,590	$90,536	6.7%	$467,216	$436,895	6.9%
Comparable Hotels Adjusted Hotel EBITDA	$108,434	$105,310	3.0%	$508,609	$506,736	0.4%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.9%	33.3%	(40 bps)	36.0%	36.7%	(70 bps)
Modified funds from operations (MFFO)	$76,503	$72,387	5.7%	$388,511	$366,884	5.9%
MFFO per share	$0.32	$0.31	3.2%	$1.61	$1.60	0.6%

Average Daily Rate (ADR) (Actual)	$152.39	$149.88	1.7%	$158.01	$155.76	1.4%
Occupancy (Actual)	71.4%	69.6%	2.6%	75.0%	74.2%	1.1%
Revenue Per Available Room (RevPAR) (Actual)	$108.75	$104.27	4.3%	$118.54	$115.60	2.5%

Comparable Hotels ADR	$152.97	$152.09	0.6%	$158.94	$158.09	0.5%
Comparable Hotels Occupancy	71.3%	69.9%	2.0%	75.1%	74.4%	0.9%
Comparable Hotels RevPAR	$109.14	$106.31	2.7%	$119.36	$117.67	1.4%

Distributions paid	$57,841	$55,164	4.9%	$243,722	$238,283	2.3%
Distributions paid per share	$0.24	$0.24	0.0%	$1.01	$1.04	(2.9%)

Cash and cash equivalents	$10,253
Total debt outstanding	$1,476,800
Total debt outstanding, net of cash and cash equivalents	$1,466,547
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	28.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.35 on December 31, 2024.

Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of December 31, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Driven by steady improvement in business transient demand, the ongoing strength in leisure travel and muted supply growth, we achieved Comparable Hotels RevPAR growth of approximately 3% for the fourth quarter and more than 1% for the full year 2024, as compared to the same periods of 2023, respectively. We remain intently focused on maximizing the profitability of our hotels through strategic asset management. Bolstered by recent acquisitions, continued strength in ADR and moderating expense growth, we are pleased to report strong bottom-line performance for the quarter and the full year 2024. Although winter weather conditions tempered our performance in January, we have seen improvement in February and expect to see continued positive momentum in operating fundamentals as we move through 2025.

“Our thoughts and prayers are with everyone impacted by California's wildfires," Mr. Knight said. "We are fortunate that our hotels did not sustain any material damage and have remained open and operational. We commend the operating teams at our hotels for their courage and their dedication to the well-being of our guests and associates. As recovery from the fires moves forward, we will continue to support the ongoing efforts of our operating teams to care for guests, associates and their surrounding communities."

Mr. Knight continued, “Our disciplined approach to capital allocation and portfolio management has defined our strategy throughout our history and was especially evident in 2024. During the year, we acquired two hotels for $196 million, sold six non-core hotels for more than $63 million, repurchased approximately $35 million in common shares and reinvested $78 million in our existing portfolio. We continue to actively seek opportunities that will further optimize our portfolio, drive earnings per share and maximize long-term value for our shareholders. Our differentiated strategy of investing in a broadly diversified portfolio of high-quality, rooms-focused hotels with low leverage has been tested across economic cycles and consistently yielded compelling results for our investors. We are confident we are well positioned for continued outperformance.”

Hotel Portfolio Overview

As of December 31, 2024, Apple Hospitality owned 221 hotels with an aggregate of 29,764 guest rooms located in 86 markets throughout 37 states and the District of Columbia, including two hotels classified as held for sale, one of which was sold in February 2025 while the other is expected to be sold in the first quarter of 2025.

Fourth Quarter and Full Year 2024 Highlights

•
Strong operating performance: Comparable Hotels ADR was $153 for the fourth quarter 2024 and $159 for the full year 2024, both up approximately 1% as compared to the same periods of 2023; Comparable Hotels Occupancy was 71% for the fourth quarter 2024 and 75% for the full year 2024, up 2% and approximately 1% as compared to the same periods of 2023, respectively; and Comparable Hotels RevPAR was $109 for the fourth quarter 2024 and $119 for the full year 2024, up approximately 3% and 1% as compared to the same periods of 2023, respectively. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR for the full year 2024. Preliminary results for the month of January 2025 show a slight improvement in Comparable Hotels RevPAR as compared to January 2024, driven by growth in ADR offsetting a decline in occupancy related to extreme winter weather conditions.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $108 million for the fourth quarter 2024 and $509 million for the full year 2024, an improvement of 3% as compared to the fourth quarter 2023 and a slight improvement over the full year 2023. Comparable Hotels Adjusted Hotel EBITDA Margin was approximately 32.9% for the fourth quarter 2024 and 36.0% for the full year 2024, down 40 bps and 70 bps to the same periods of 2023, respectively. The Company achieved

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Adjusted EBITDAre of approximately $97 million for the fourth quarter 2024 and $467 million for the full year 2024, both up approximately 7% as compared to the same periods of 2023. The Company achieved MFFO of approximately $77 million for the fourth quarter 2024 and $389 million for the full year 2024, both up approximately 6% as compared to the same periods of 2023.
•
Transactional activity: As previously announced, during the year ended December 31, 2024, the Company acquired two hotels for a combined total purchase price of approximately $196.3 million and sold six hotels for a combined gross sales price of approximately $63.4 million. Subsequent to year end, in February 2025, the Company sold one additional hotel for $8.3 million. The Company currently has one additional hotel under contract for purchase for an anticipated total purchase price of approximately $98.2 million and one additional hotel under contract for sale for a gross sales price of approximately $12.7 million.
•
Capital markets: During the year ended December 31, 2024, the Company purchased, under its Share Repurchase Program, approximately 2.4 million common shares at a weighted-average market purchase price of approximately $14.16 per common share, for an aggregate purchase price of approximately $34.7 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At December 31, 2024, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 28%.
•
Monthly distributions: During the three months ended December 31, 2024, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $14.76 on February 21, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%.
•
Corporate Responsibility Report: In December 2024, the Company published its annual Corporate Responsibility Report which details the Company's performance and initiatives in this area and features its commitment to environmental sustainability, governance and resiliency, corporate employees, hotel associates and guests, communities and other stakeholders. The Company's 2024 Corporate Responsibility Report and related materials can be found on the Corporate Responsibility section of the Company's website.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2023. The following table highlights the Company’s Comparable Hotels monthly performance during the fourth quarter of 2024 as compared to the fourth quarter of 2023 (in thousands, except statistical data):

									% Change
	October	November	December		October	November	December		October	November	December
	2024	2024	2024	Q4 2024	2023	2023	2023	Q4 2023	2023	2023	2023	Q4 2023
ADR (Comparable Hotels)	$166.55	$148.94	$140.06	$152.97	$165.38	$149.55	$138.21	$152.09	0.7%	(0.4%)	1.3%	0.6%
Occupancy (Comparable Hotels)	80.0%	71.6%	62.4%	71.3%	77.5%	70.4%	61.8%	69.9%	3.2%	1.7%	1.0%	2.0%
RevPAR (Comparable Hotels)	$133.26	$106.66	$87.42	$109.14	$128.13	$105.34	$85.42	$106.31	4.0%	1.3%	2.3%	2.7%
Operating income (Actual)	$34,060	$13,720	$2,123	$49,903	$30,204	$11,972	$(3,266)	$38,910	12.8%	14.6%	165.0%	28.3%
Adjusted Hotel EBITDA (Actual) (1)	$53,866	$33,414	$21,703	$108,983	$49,280	$30,470	$21,988	$101,738	9.3%	9.7%	(1.3%)	7.1%
Comparable Hotels Adjusted Hotel EBITDA (2)	$53,361	$33,278	$21,795	$108,434	$51,308	$31,210	$22,792	$105,310	4.0%	6.6%	(4.4%)	3.0%

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of December 31, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Portfolio Activity

2024 Acquisitions

As previously announced, during 2024, the Company acquired two hotels for a combined total purchase price of approximately $196.3 million. The acquisitions include the following:

•
In March 2024, the Company acquired the 234-room AC Hotel by Marriott Washington DC Convention Center for a total purchase price of approximately $116.8 million, or $499,000 per key.
•
In June 2024, the Company acquired the newly built, 262-room Embassy Suites by Hilton Madison Downtown for a total purchase price of approximately $79.5 million, or $303,000 per key.

Contract for Potential Acquisition

As previously announced, the Company continues to have one additional hotel under contract for purchase, a Motto by Hilton that is under development in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract.

2024 Dispositions

As previously announced, during the year ended December 31, 2024, the Company sold six hotels for a combined gross sales price of approximately $63.4 million, resulting in a combined gain on the sales of approximately $19.7 million, which is included in the Company's consolidated statement of operations for the year ended December 31, 2024. The Company's 2024 dispositions include the following:

•
In February 2024, the Company sold the 122-room Hampton Inn by Hilton Bentonville/Rogers and the 126-room Homewood Suites by Hilton Bentonville-Rogers in one transaction, for a combined gross sales price of approximately $33.5 million. The Company used a portion of the net proceeds from the sale of these two hotels to complete a 1031 exchange with the acquisition of the AC Hotel Washington DC Convention Center in March 2024, which resulted in the deferral of taxable gains of $15.1 million.
•
In May 2024, the Company sold the 82-room SpringHill Suites by Marriott Greensboro for a gross sales price of approximately $7.1 million.
•
In November 2024, the Company sold the 90-room Courtyard by Marriott Wichita East for a gross sales price of approximately $3.1 million.
•
In December 2024, the Company sold the 97-room TownePlace Suites by Marriott Knoxville Cedar Bluff for a gross sales price of approximately $9.4 million.
•
In December 2024, the Company sold the 117-room Hilton Garden Inn Austin North for a gross sales price of approximately $10.4 million.

During the year ended December 31, 2024, the Company recognized an impairment loss of approximately $3.1 million in the aggregate with respect to three of the properties sold.

2025 Disposition

In February 2025, the Company sold the 76-room Homewood Suites by Hilton Chattanooga-Hamilton Place for a gross sales price of approximately $8.3 million.

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Contract for Potential Disposition

In December 2024, the Company entered into a contract for the sale of its 130-room SpringHill Suites by Marriott Indianapolis Fishers for a gross sales price of approximately $12.7 million. The Company expects to complete the sale of the hotel during the first quarter 2025. There are many conditions to closing on the sale of this hotel that have not yet been satisfied, and there can be no assurance that closing on the sale of this hotel will occur under the outstanding sale agreement.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2024, the Company invested approximately $78 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2025, which includes comprehensive renovation projects for approximately 20 hotels.

Balance Sheet and Liquidity

As of December 31, 2024, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.7%, cash on hand of approximately $10 million and availability under its revolving credit facility of approximately $568 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of December 31, 2024, was comprised of approximately $254 million in property-level debt secured by 14 hotels and approximately $1.2 billion outstanding under its unsecured credit facilities. The Company continues to maintain a strong and flexible balance sheet, and in July 2024, amended its unsecured $85 million term loan facility, which increased the amount of the term loan facility to $130 million, with the additional $45 million funded at closing, and extended the maturity date to July 25, 2026, with the optionality, subject to certain conditions, to extend the maturity date further to July 25, 2027. Additionally, in August 2024, the Company repaid in full one secured mortgage loan, for a total of approximately $20 million. The number of unencumbered hotels in the Company’s portfolio as of December 31, 2024, was 207. The Company’s total debt to total capitalization, net of cash and cash equivalents at December 31, 2024, was approximately 28%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of December 31, 2024, the Company’s weighted-average debt maturities were approximately three years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the year ended December 31, 2024, the Company purchased, under its Share Repurchase Program, approximately 2.4 million common shares at a weighted-average market purchase price of approximately $14.16 per common share, for an aggregate purchase price of approximately $34.7 million. As of December 31, 2024, the Company had approximately $301 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of December 31, 2024, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the current or prior ATM Program during the three months and year ended December 31, 2024.

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Shareholder Distributions

During the three months ended December 31, 2024, the Company paid distributions totaling $0.24 per common share. During the year ended December 31, 2024, the Company paid distributions totaling $1.01 per common share for a total of approximately $243.7 million. On January 15, 2025, the Company paid a regular monthly cash distribution of $0.08 per common share and a special cash distribution of $0.05 per common share, for a combined distribution of $0.13 per common share, to shareholders of record as of December 31, 2024.

Based on the Company’s common stock closing price of $14.76 on February 21, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2025 Outlook

The Company is providing its operational and financial outlook for 2025. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2025 compared to 2024, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2025 as if the hotels were owned as of January 1, 2024, exclude completed dispositions since January 1, 2024, exclude announced dispositions anticipated to close by year-end 2025, and exclude one non-hotel property. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2025, the Company anticipates its 2025 results will be in the following range:

	2025 Guidance(1)
	Low-End	High-End
Net income	$173 Million	$202 Million
Comparable Hotels RevPAR Change	1.0%	3.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.2%	35.2%
Adjusted EBITDAre	$447 Million	$471 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Fourth Quarter and Full Year 2024 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Tuesday, February 25, 2025. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on February 25, 2025, through 11:59 p.m. Eastern Time on March 11, 2025. To access the replay, the

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domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13750570. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,700 guest rooms located in 85 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 98 Marriott-branded hotels, 117 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to

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geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of December 31,
	2024	2023

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,821,344 and $1,662,942, respectively	$4,820,748	$4,777,374
Assets held for sale	17,015	15,283
Cash and cash equivalents	10,253	10,287
Restricted cash-furniture, fixtures and other escrows	33,814	33,331
Due from third-party managers, net	34,522	36,437
Other assets, net	53,568	64,586
Total Assets	$4,969,920	$4,937,298

Liabilities
Debt, net	$1,471,452	$1,371,494
Finance lease liabilities	111,585	111,892
Accounts payable and other liabilities	121,024	129,931
Total Liabilities	1,704,061	1,613,317

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 239,765,905 and 241,515,532 shares, respectively	4,771,005	4,794,804
Accumulated other comprehensive income	15,587	20,404
Accumulated Distributions greater than net income	(1,520,733)	(1,491,227)
Total Shareholders' Equity	3,265,859	3,323,981

Total Liabilities and Shareholders' Equity	$4,969,920	$4,937,298

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2024	2023	2024	2023
Revenues:
Room	$300,032	$282,475	$1,298,525	$1,226,159
Food and beverage	17,044	14,936	65,804	56,968
Other	15,960	15,045	67,139	60,673
Total revenue	333,036	312,456	1,431,468	1,343,800

Expenses:
Hotel operating expense:
Operating	88,683	83,311	357,352	332,714
Hotel administrative	30,448	28,138	123,086	114,071
Sales and marketing	30,450	28,132	126,938	117,538
Utilities	12,094	11,151	50,065	47,422
Repair and maintenance	17,366	16,960	69,697	65,412
Franchise fees	14,773	13,908	64,017	59,315
Management fees	10,560	9,737	46,716	44,253
Total hotel operating expense	204,374	191,337	837,871	780,725
Property taxes, insurance and other	20,504	17,960	84,382	79,307
General and administrative	11,703	12,761	42,542	47,401
Impairment of depreciable real estate	159	5,644	3,055	5,644
Depreciation and amortization	47,922	45,844	190,603	183,242
Total expense	284,662	273,546	1,158,453	1,096,319

Gain on sale of real estate	1,529	-	19,744	-

Operating income	49,903	38,910	292,759	247,481

Interest and other expense, net	(19,852)	(17,884)	(77,748)	(68,857)

Income before income taxes	30,051	21,026	215,011	178,624

Income tax expense	(234)	(261)	(947)	(1,135)

Net income	$29,817	$20,765	$214,064	$177,489

Other comprehensive income (loss):
Interest rate derivatives	10,795	(17,007)	(4,817)	(16,477)

Comprehensive income	$40,612	$3,758	$209,247	$161,012

Basic and diluted net income per common share	$0.12	$0.09	$0.89	$0.77

Weighted average common shares outstanding - basic and diluted	239,973	230,000	241,258	229,329

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2024	2023	2023	2024	2023	2023
Operating income (Actual)	$49,903	$38,910	28.3%	$292,759	$247,481	18.3%
Operating margin % (Actual)	15.0%	12.5%	250 bps	20.5%	18.4%	210 bps

Comparable Hotels Total Revenue	$329,244	$316,088	4.2%	$1,413,801	$1,379,360	2.5%
Comparable Hotels Total Operating Expenses	220,810	210,778	4.8%	905,192	872,624	3.7%
Comparable Hotels Adjusted Hotel EBITDA	$108,434	$105,310	3.0%	$508,609	$506,736	0.4%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.9%	33.3%	(40 bps)	36.0%	36.7%	(70 bps)

ADR (Comparable Hotels)	$152.97	$152.09	0.6%	$158.94	$158.09	0.5%
Occupancy (Comparable Hotels)	71.3%	69.9%	2.0%	75.1%	74.4%	0.9%
RevPAR (Comparable Hotels)	$109.14	$106.31	2.7%	$119.36	$117.67	1.4%

ADR (Actual)	$152.39	$149.88	1.7%	$158.01	$155.76	1.4%
Occupancy (Actual)	71.4%	69.6%	2.6%	75.0%	74.2%	1.1%
RevPAR (Actual)	$108.75	$104.27	4.3%	$118.54	$115.60	2.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$333,036	$312,456		$1,431,468	$1,343,800
Revenue from acquisitions prior to ownership	-	12,245		4,775	72,855
Revenue from dispositions/assets held for sale	(3,397)	(6,486)		(17,280)	(27,433)
Revenue from non-hotel property	(395)	(2,127)		(5,162)	(9,862)
Comparable Hotels Total Revenue	$329,244	$316,088		$1,413,801	$1,379,360

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$108,983	$101,738		$509,544	$481,892
AHEBITDA from acquisitions prior to ownership	-	4,842		1,882	30,865
AHEBITDA from dispositions/assets held for sale	(549)	(1,270)		(2,817)	(6,595)
AHEBITDA from non-hotel property (2)	-	-		-	574
Comparable Hotels AHEBITDA	$108,434	$105,310		$508,609	$506,736

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations (the "non-hotel property"). As a result of the operator's failure to make lease payments timely, the Company commenced legal proceedings to remove the operator from possession of the hotel, which remain ongoing.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of December 31, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615	$93,515	$77,726	$49,903
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%	24.0%	20.5%	15.0%

Comparable Hotels Total Revenue	$322,557	$372,797	$367,918	$316,088	$327,335	$382,636	$374,586	$329,244
Comparable Hotels Total Operating Expenses	207,615	224,444	229,787	210,778	216,063	232,186	236,133	220,810
Comparable Hotels Adjusted Hotel EBITDA	$114,942	$148,353	$138,131	$105,310	$111,272	$150,450	$138,453	$108,434
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.6%	39.8%	37.5%	33.3%	34.0%	39.3%	37.0%	32.9%

ADR (Comparable Hotels)	$154.86	$163.18	$161.37	$152.09	$154.94	$163.65	$163.37	$152.97
Occupancy (Comparable Hotels)	72.2%	78.2%	77.4%	69.9%	72.2%	79.9%	77.0%	71.3%
RevPAR (Comparable Hotels)	$111.88	$127.65	$124.82	$106.31	$111.80	$130.74	$125.83	$109.14

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18	$162.98	$162.57	$152.39
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%	79.8%	77.0%	71.4%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25	$130.07	$125.10	$108.75

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512	$390,077	$378,843	$333,036
Revenue from acquisitions prior to ownership	19,786	21,825	18,999	12,245	4,775	-	-	-
Revenue from dispositions/assets held for sale	(5,840)	(7,778)	(7,329)	(6,486)	(4,909)	(4,938)	(4,036)	(3,397)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)	(2,503)	(221)	(395)
Comparable Hotels Total Revenue	$322,557	$372,797	$367,918	$316,088	$327,335	$382,636	$374,586	$329,244

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680	$139,088	$108,983
AHEBITDA from acquisitions prior to ownership	8,320	9,725	7,978	4,842	1,882	-	-	-
AHEBITDA from dispositions/assets held for sale	(923)	(2,394)	(2,008)	(1,270)	(403)	(1,230)	(635)	(549)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-	-	-	-
Comparable Hotels AHEBITDA	$114,942	$148,353	$138,131	$105,310	$111,272	$150,450	$138,453	$108,434

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of December 31, 2024, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2024	2023	2023	2024	2023	2023
Operating income (Actual)	$49,903	$38,910	28.3%	$292,759	$247,481	18.3%
Operating margin % (Actual)	15.0%	12.5%	250 bps	20.5%	18.4%	210 bps

Same Store Hotels Total Revenue	$306,186	$296,321	3.3%	$1,320,769	$1,296,849	1.8%
Same Store Hotels Total Operating Expenses	205,710	198,806	3.5%	849,627	824,734	3.0%
Same Store Hotels Adjusted Hotel EBITDA	$100,476	$97,515	3.0%	$471,142	$472,115	(0.2%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.8%	32.9%	(10 bps)	35.7%	36.4%	(70 bps)

ADR (Same Store Hotels)	$150.82	$150.10	0.5%	$156.87	$156.47	0.3%
Occupancy (Same Store Hotels)	71.5%	69.8%	2.4%	75.1%	74.4%	0.9%
RevPAR (Same Store Hotels)	$107.78	$104.81	2.8%	$117.82	$116.39	1.2%

ADR (Actual)	$152.39	$149.88	1.7%	$158.01	$155.76	1.4%
Occupancy (Actual)	71.4%	69.6%	2.6%	75.0%	74.2%	1.1%
RevPAR (Actual)	$108.75	$104.27	4.3%	$118.54	$115.60	2.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$333,036	$312,456		$1,431,468	$1,343,800
Revenue from acquisitions	(23,058)	(7,522)		(88,257)	(9,656)
Revenue from dispositions/assets held for sale	(3,397)	(6,486)		(17,280)	(27,433)
Revenue from non-hotel property	(395)	(2,127)		(5,162)	(9,862)
Same Store Hotels Total Revenue	$306,186	$296,321		$1,320,769	$1,296,849

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$108,983	$101,738		$509,544	$481,892
AHEBITDA from acquisitions	(7,958)	(2,953)		(35,585)	(3,756)
AHEBITDA from dispositions/assets held for sale	(549)	(1,270)		(2,817)	(6,595)
AHEBITDA from non-hotel property (2)	-	-		-	574
Same Store Hotels AHEBITDA	$100,476	$97,515		$471,142	$472,115

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 211 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$49,247	$83,029	$76,295	$38,910	$71,615	$93,515	$77,726	$49,903
Operating margin % (Actual)	15.8%	23.0%	21.3%	12.5%	21.7%	24.0%	20.5%	15.0%

Same Store Hotels Total Revenue	$302,771	$350,947	$346,810	$296,321	$306,375	$359,277	$348,931	$306,186
Same Store Hotels Total Operating Expenses	196,149	212,332	217,447	198,806	203,982	219,216	220,719	205,710
Same Store Hotels Adjusted Hotel EBITDA	$106,622	$138,615	$129,363	$97,515	$102,393	$140,061	$128,212	$100,476
Same Store Hotels Adjusted Hotel EBITDA Margin %	35.2%	39.5%	37.3%	32.9%	33.4%	39.0%	36.7%	32.8%

ADR (Same Store Hotels)	$153.10	$161.56	$160.19	$150.10	$152.69	$161.53	$161.56	$150.82
Occupancy (Same Store Hotels)	72.2%	78.3%	77.3%	69.8%	72.0%	80.0%	77.0%	71.5%
RevPAR (Same Store Hotels)	$110.47	$126.46	$123.79	$104.81	$109.94	$129.16	$124.43	$107.78

ADR (Actual)	$152.01	$160.98	$159.36	$149.88	$153.18	$162.98	$162.57	$152.39
Occupancy (Actual)	72.0%	78.2%	77.1%	69.6%	72.0%	79.8%	77.0%	71.4%
RevPAR (Actual)	$109.46	$125.96	$122.91	$104.27	$110.25	$130.07	$125.10	$108.75

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$361,630	$358,260	$312,456	$329,512	$390,077	$378,843	$333,036
Revenue from acquisitions	-	(25)	(2,109)	(7,522)	(16,185)	(23,359)	(25,655)	(23,058)
Revenue from dispositions/assets held for sale	(5,840)	(7,778)	(7,329)	(6,486)	(4,909)	(4,938)	(4,036)	(3,397)
Revenue from non-hotel property	(2,843)	(2,880)	(2,012)	(2,127)	(2,043)	(2,503)	(221)	(395)
Same Store Hotels Total Revenue	$302,771	$350,947	$346,810	$296,321	$306,375	$359,277	$348,931	$306,186

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680	$139,088	$108,983
AHEBITDA from acquisitions	-	(13)	(790)	(2,953)	(6,997)	(10,389)	(10,241)	(7,958)
AHEBITDA from dispositions/assets held for sale	(923)	(2,394)	(2,008)	(1,270)	(403)	(1,230)	(635)	(549)
AHEBITDA from non-hotel property (2)	796	(222)	-	-	-	-	-	-
Same Store Hotels AHEBITDA	$106,622	$138,615	$129,363	$97,515	$102,393	$140,061	$128,212	$100,476

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the non-hotel property in the first half of 2023, prior to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 211 hotels owned and held for use by the Company as of January 1, 2023, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2024 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2023 and 2024:

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income	$32,923	$65,289	$58,512	$20,765	$54,050	$73,931	$56,266	$29,817
Depreciation and amortization	45,906	45,994	45,498	45,844	46,823	47,715	48,143	47,922
Amortization of favorable and unfavorable operating leases, net	97	85	99	102	102	102	102	102
Interest and other expense, net	16,004	17,499	17,470	17,884	17,309	19,370	21,217	19,852
Income tax expense	320	241	313	261	256	214	243	234
EBITDA	95,250	129,108	121,892	84,856	118,540	141,332	125,971	97,927
Gain on sale of real estate	-	-	-	-	(17,766)	(449)	-	(1,529)
Impairment of depreciable real estate	-	-	-	5,644	-	-	2,896	159
EBITDAre	95,250	129,108	121,892	90,500	100,774	140,883	128,867	96,557
Non-cash straight-line operating ground lease expense	38	36	35	36	36	33	33	33
Adjusted EBITDAre	95,288	129,144	121,927	90,536	100,810	140,916	128,900	96,590
General and administrative expense	11,461	12,100	11,079	12,761	10,584	11,065	9,190	11,703
Adjusted EBITDAre from non-hotel property (1)	-	-	(845)	(1,559)	(1,601)	(301)	998	690
Adjusted Hotel EBITDA	$106,749	$141,244	$132,161	$101,738	$109,793	$151,680	$139,088	$108,983
(1)
Includes results of the non-hotel property subsequent to its lease to a third-party hotel operator for all hotel operations. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2024 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months and year ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$29,817	$20,765	$214,064	$177,489
Depreciation of real estate owned	47,161	45,080	187,555	180,185
Gain on sale of real estate	(1,529)	-	(19,744)	-
Impairment of depreciable real estate	159	5,644	3,055	5,644
Funds from operations	75,608	71,489	384,930	363,318
Amortization of finance ground lease assets	760	760	3,038	3,038
Amortization of favorable and unfavorable operating leases, net	102	102	408	383
Non-cash straight-line operating ground lease expense	33	36	135	145
Modified funds from operations	$76,503	$72,387	$388,511	$366,884

Page | 16

Apple Hospitality REIT, Inc.

2025 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2025:

	Year Ending December 31, 2025
	Low-End	High-End
Net income	$173,214	$202,114
Depreciation and amortization	191,000	188,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	78,000	76,000
Income tax expense	800	1,200
EBITDA	$443,422	$467,722
Gain on sale of real estate	3,600	3,600
EBITDAre	$447,022	$471,322
Non-cash straight-line operating ground lease expense	126	126
Adjusted EBITDAre	$447,148	$471,448
General and administrative expense	40,000	45,000
AEBITDAre from non-hotel property (1)	2,000	(2,000)
Adjusted Hotel EBITDA	$489,148	$514,448
AHEBITDA from acquisitions prior to ownership (2)	-	-
AHEBITDA from dispositions	(48)	(48)
Comparable Hotels Adjusted Hotel EBITDA	$489,100	$514,400

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2024

								Fair Market
	2025	2026	2027	2028	2029	Thereafter	Total	Value
Total debt:
Maturities	$295,035	$287,149	$278,602	$334,066	$162,294	$119,654	$1,476,800	$1,443,377
Average interest rates (1)	4.7%	4.8%	4.8%	4.4%	3.8%	3.6%

Variable-rate debt:
Maturities	$225,000	$212,500	$275,000	$300,000	$85,000	$-	$1,097,500	$1,097,220
Average interest rates (1)	5.0%	5.1%	5.1%	4.6%	3.3%	n/a

Fixed-rate debt:
Maturities	$70,035	$74,649	$3,602	$34,066	$77,294	$119,654	$379,300	$346,157
Average interest rates	4.0%	4.0%	4.1%	4.1%	3.9%	3.6%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024
Top 20 Markets
Phoenix, AZ	10	81.2%	78.1%	4.0%	$151.44	$153.32	(1.2%)	$122.96	$119.78	2.7%	6.7%
Los Angeles, CA	8	81.9%	79.7%	2.8%	$182.73	$182.14	0.3%	$149.67	$145.11	3.1%	5.5%
San Diego, CA	7	69.4%	70.7%	(1.8%)	$174.96	$171.25	2.2%	$121.47	$121.02	0.4%	4.7%
Orange County, CA	6	78.3%	72.1%	8.6%	$157.05	$165.83	(5.3%)	$123.01	$119.55	2.9%	3.6%
Richmond/Petersburg, VA	3	70.8%	69.1%	2.5%	$191.00	$186.19	2.6%	$135.17	$128.70	5.0%	3.4%
Salt Lake City/Ogden, UT	5	72.8%	63.1%	15.4%	$150.02	$142.15	5.5%	$109.22	$89.75	21.7%	3.1%
Fort Worth/Arlington, TX	6	76.9%	73.1%	5.2%	$155.05	$159.39	(2.7%)	$119.19	$116.58	2.2%	3.1%
Portland, ME	3	77.6%	75.7%	2.5%	$186.05	$191.01	(2.6%)	$144.40	$144.58	(0.1%)	3.0%
Washington, DC	5	71.2%	71.8%	(0.8%)	$176.92	$172.94	2.3%	$126.02	$124.26	1.4%	3.0%
Seattle, WA	4	71.5%	78.4%	(8.8%)	$174.19	$178.22	(2.3%)	$124.56	$139.67	(10.8%)	2.7%
Chicago, IL	7	67.9%	63.5%	6.9%	$142.11	$138.67	2.5%	$96.53	$88.02	9.7%	2.6%
Melbourne, FL	3	83.5%	78.9%	5.8%	$192.55	$185.76	3.7%	$160.84	$146.57	9.7%	2.5%
Nashville, TN	5	68.3%	70.6%	(3.3%)	$152.10	$171.57	(11.3%)	$103.91	$121.06	(14.2%)	2.0%
Las Vegas, NV	1	77.0%	79.6%	(3.3%)	$205.02	$211.18	(2.9%)	$157.95	$168.21	(6.1%)	1.9%
Miami, FL	3	86.0%	89.0%	(3.4%)	$163.06	$156.70	4.1%	$140.29	$139.47	0.6%	1.9%
Orlando, FL	3	85.4%	71.8%	18.9%	$133.15	$115.88	14.9%	$113.65	$83.18	36.6%	1.9%
Louisville, KY	1	70.9%	69.4%	2.2%	$160.93	$161.28	(0.2%)	$114.16	$111.89	2.0%	1.8%
Alaska	2	76.4%	78.5%	(2.7%)	$209.66	$192.06	9.2%	$160.19	$150.73	6.3%	1.8%
Omaha, NE	4	61.3%	55.3%	10.8%	$124.95	$120.97	3.3%	$76.62	$66.89	14.5%	1.6%
Houston, TX	6	69.0%	65.6%	5.2%	$122.28	$113.64	7.6%	$84.38	$74.51	13.2%	1.5%
Top 20 Markets	92	74.5%	71.9%	3.6%	$162.00	$161.61	0.2%	$120.62	$116.26	3.8%	58.3%

All Other Markets
Indiana North	3	58.6%	52.8%	11.0%	$183.76	$165.97	10.7%	$107.71	$87.67	22.9%	1.4%
Madison, WI	2	51.3%	55.6%	(7.7%)	$204.00	$221.22	(7.8%)	$104.71	$122.97	(14.8%)	1.4%
Pittsburgh, PA	2	60.3%	59.1%	2.0%	$193.49	$177.44	9.0%	$116.66	$104.95	11.2%	1.3%
Dallas, TX	5	64.9%	66.0%	(1.7%)	$129.80	$134.67	(3.6%)	$84.21	$88.88	(5.3%)	1.2%
Alabama North	4	68.2%	66.8%	2.1%	$148.67	$143.17	3.8%	$101.45	$95.66	6.1%	1.2%
Newark, NJ	2	87.1%	81.7%	6.6%	$169.44	$172.55	(1.8%)	$147.64	$140.95	4.7%	1.2%
Boston, MA	3	75.0%	72.0%	4.2%	$155.98	$160.61	(2.9%)	$116.93	$115.69	1.1%	1.2%
Birmingham, AL	4	67.8%	70.0%	(3.1%)	$141.75	$138.73	2.2%	$96.06	$97.16	(1.1%)	1.1%
Memphis, TN	2	69.1%	62.6%	10.4%	$182.98	$194.48	(5.9%)	$126.36	$121.83	3.7%	1.1%
Kansas City, MO	4	70.2%	66.5%	5.6%	$131.21	$126.53	3.7%	$92.17	$84.13	9.6%	1.1%
North Carolina East	4	62.0%	64.8%	(4.3%)	$132.51	$128.26	3.3%	$82.12	$83.06	(1.1%)	1.1%
New Orleans, LA	1	72.3%	66.6%	8.6%	$229.44	$210.61	8.9%	$165.81	$140.24	18.2%	1.1%
Fort Lauderdale, FL	2	77.0%	79.7%	(3.4%)	$154.93	$148.03	4.7%	$119.35	$117.97	1.2%	1.1%
Syracuse, NY	2	75.4%	66.0%	14.2%	$175.37	$177.47	(1.2%)	$132.30	$117.21	12.9%	1.0%
Oklahoma City, OK	4	61.0%	70.1%	(13.0%)	$133.13	$124.66	6.8%	$81.22	$87.40	(7.1%)	1.0%
Austin, TX	6	70.9%	69.9%	1.4%	$114.83	$129.68	(11.5%)	$81.45	$90.63	(10.1%)	1.0%
Alabama South	4	64.7%	70.8%	(8.6%)	$129.75	$134.40	(3.5%)	$83.99	$95.14	(11.7%)	1.0%
Florida Central North	2	83.2%	68.1%	22.2%	$158.17	$150.76	4.9%	$131.57	$102.69	28.1%	0.9%
Knoxville, TN	2	80.1%	77.3%	3.6%	$148.28	$142.45	4.1%	$118.82	$110.09	7.9%	0.9%
Florida Panhandle	5	63.6%	62.9%	1.1%	$127.62	$138.77	(8.0%)	$81.17	$87.28	(7.0%)	0.9%
Tucson, AZ	3	75.6%	80.9%	(6.6%)	$116.76	$112.70	3.6%	$88.30	$91.14	(3.1%)	0.9%
Philadelphia, PA	3	64.8%	65.0%	(0.3%)	$140.70	$138.78	1.4%	$91.11	$90.20	1.0%	0.9%
Idaho	1	69.4%	74.2%	(6.5%)	$178.89	$168.97	5.9%	$124.21	$125.38	(0.9%)	0.8%
Atlanta, GA	3	64.7%	70.0%	(7.6%)	$150.29	$162.61	(7.6%)	$97.24	$113.82	(14.6%)	0.8%
Virginia Area	1	61.5%	68.1%	(9.7%)	$189.99	$186.75	1.7%	$116.90	$127.24	(8.1%)	0.7%
Louisiana South	2	65.8%	66.9%	(1.6%)	$126.70	$120.26	5.4%	$83.41	$80.40	3.7%	0.7%
Columbia, SC	2	78.8%	73.6%	7.1%	$130.93	$115.86	13.0%	$103.21	$85.24	21.1%	0.7%
Long Island, NY	1	84.6%	80.1%	5.6%	$150.03	$148.65	0.9%	$126.86	$119.03	6.6%	0.6%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024
Norfolk/Virginia Beach, VA	4	57.9%	58.9%	(1.7%)	$126.08	$122.37	3.0%	$72.97	$72.07	1.2%	0.6%
San Jose/Santa Cruz, CA	1	76.2%	75.7%	0.7%	$187.02	$177.98	5.1%	$142.45	$134.69	5.8%	0.6%
Tampa, FL	1	86.6%	79.7%	8.7%	$187.52	$166.82	12.4%	$162.46	$132.96	22.2%	0.6%
Denver, CO	3	58.8%	62.5%	(5.9%)	$136.25	$147.59	(7.7%)	$80.10	$92.19	(13.1%)	0.6%
Macon/Warner Robins, GA	1	83.8%	73.7%	13.7%	$155.10	$147.18	5.4%	$130.01	$108.50	19.8%	0.6%
Minneapolis, MN	2	63.8%	61.8%	3.2%	$152.31	$150.60	1.1%	$97.21	$93.01	4.5%	0.6%
Greenville/Spartanburg, SC	1	74.6%	73.3%	1.8%	$186.64	$166.46	12.1%	$139.19	$122.02	14.1%	0.6%
Jacksonville, FL	2	85.4%	83.0%	2.9%	$124.08	$124.19	(0.1%)	$105.96	$103.12	2.8%	0.5%
Sacramento, CA	1	72.5%	73.2%	(1.0%)	$173.60	$167.21	3.8%	$125.88	$122.35	2.9%	0.5%
Saint Louis, MO	2	61.4%	57.9%	6.0%	$143.76	$157.23	(8.6%)	$88.34	$90.98	(2.9%)	0.5%
Inland Empire, CA	1	80.0%	65.8%	21.6%	$172.63	$167.15	3.3%	$138.17	$109.91	25.7%	0.5%
Bergen/Passaic, NJ	1	92.4%	85.7%	7.8%	$148.99	$144.92	2.8%	$137.62	$124.22	10.8%	0.5%
Texas West	1	89.7%	94.6%	(5.2%)	$124.49	$138.23	(9.9%)	$111.69	$130.76	(14.6%)	0.5%
Portland, OR	1	66.6%	60.5%	10.1%	$135.28	$149.87	(9.7%)	$90.06	$90.73	(0.7%)	0.5%
Cleveland, OH	1	54.6%	59.3%	(7.9%)	$187.29	$182.21	2.8%	$102.22	$108.00	(5.4%)	0.4%
Ohio Area	1	69.0%	71.7%	(3.8%)	$135.49	$131.15	3.3%	$93.44	$94.03	(0.6%)	0.4%
Palm Beach , FL	1	86.7%	77.7%	11.6%	$120.83	$119.28	1.3%	$104.80	$92.65	13.1%	0.4%
Savannah, GA	1	84.5%	76.6%	10.3%	$147.56	$151.39	(2.5%)	$124.70	$116.02	7.5%	0.4%
Detroit, MI	1	66.1%	68.7%	(3.8%)	$144.47	$139.10	3.9%	$95.52	$95.51	0.0%	0.4%
Mississippi	2	67.5%	70.6%	(4.4%)	$121.12	$115.72	4.7%	$81.80	$81.72	0.1%	0.4%
California South/Central	2	68.2%	70.6%	(3.4%)	$146.79	$150.56	(2.5%)	$100.15	$106.33	(5.8%)	0.3%
Central New Jersey	1	69.8%	70.5%	(1.0%)	$127.38	$129.62	(1.7%)	$88.94	$91.39	(2.7%)	0.3%
Raleigh/Durham/Chapel Hill, NC	1	78.2%	65.6%	19.2%	$134.46	$133.69	0.6%	$105.16	$87.69	19.9%	0.3%
Baltimore, MD	1	55.6%	53.9%	3.2%	$147.91	$156.60	(5.5%)	$82.17	$84.37	(2.6%)	0.3%
Charleston, SC	1	69.2%	72.4%	(4.4%)	$122.51	$123.76	(1.0%)	$84.83	$89.54	(5.3%)	0.2%
Iowa Area	3	57.7%	55.9%	3.2%	$119.35	$122.95	(2.9%)	$68.84	$68.69	0.2%	0.2%
Greensboro/Winston Salem, NC	1	72.1%	69.7%	3.4%	$137.29	$136.74	0.4%	$98.95	$95.30	3.8%	0.2%
Texas East	1	82.2%	70.9%	15.9%	$135.48	$132.36	2.4%	$111.34	$93.83	18.7%	0.2%
Utah North	1	62.1%	66.3%	(6.3%)	$125.70	$132.11	(4.9%)	$78.12	$87.60	(10.8%)	0.2%
San Antonio, TX	1	75.5%	77.4%	(2.5%)	$104.23	$99.35	4.9%	$78.64	$76.89	2.3%	0.2%
South Carolina Area	1	75.4%	63.0%	19.7%	$122.22	$126.77	(3.6%)	$92.14	$79.83	15.4%	0.2%
Mobile, AL	1	77.5%	65.8%	17.8%	$107.55	$108.50	(0.9%)	$83.36	$71.38	16.8%	0.2%
Charlotte, NC	1	80.3%	67.8%	18.4%	$100.89	$100.38	0.5%	$81.01	$68.05	19.0%	0.2%
Minnesota	1	71.8%	63.8%	12.5%	$107.11	$105.76	1.3%	$76.92	$67.53	13.9%	0.1%
Colorado Springs, CO	1	57.3%	67.0%	(14.5%)	$130.19	$131.15	(0.7%)	$74.65	$87.92	(15.1%)	0.1%
Cincinnati, OH	1	61.8%	53.3%	15.9%	$114.25	$117.53	(2.8%)	$70.64	$62.60	12.8%	0.1%
All Other Markets	127	68.5%	68.0%	0.7%	$144.08	$142.80	0.9%	$98.73	$97.13	1.6%	41.7%

Total Portfolio	219	71.3%	69.9%	2.0%	$152.97	$152.09	0.6%	$109.14	$106.31	2.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
Top 20 Markets
Phoenix, AZ	10	80.1%	78.5%	2.0%	$158.02	$160.28	(1.4%)	$126.52	$125.89	0.5%	5.6%
San Diego, CA	7	75.5%	76.3%	(1.0%)	$189.55	$187.65	1.0%	$143.20	$143.23	0.0%	5.3%
Los Angeles, CA	8	84.8%	83.7%	1.3%	$185.91	$186.44	(0.3%)	$157.64	$156.14	1.0%	5.2%
Seattle, WA	4	81.2%	82.2%	(1.2%)	$200.94	$196.10	2.5%	$163.09	$161.26	1.1%	3.6%
Orange County, CA	6	79.5%	77.7%	2.3%	$165.42	$169.26	(2.3%)	$131.44	$131.55	(0.1%)	3.5%
Washington, DC	5	76.6%	76.2%	0.5%	$184.89	$178.69	3.5%	$141.69	$136.22	4.0%	3.5%
Portland, ME	3	78.0%	76.0%	2.6%	$216.79	$221.55	(2.1%)	$169.18	$168.46	0.4%	3.2%
Salt Lake City/Ogden, UT	5	78.1%	75.0%	4.1%	$154.77	$152.36	1.6%	$120.81	$114.22	5.8%	3.2%
Fort Worth/Arlington, TX	6	81.7%	78.6%	3.9%	$158.05	$157.73	0.2%	$129.15	$123.94	4.2%	3.1%
Chicago, IL	7	70.6%	67.1%	5.2%	$142.00	$139.48	1.8%	$100.23	$93.60	7.1%	2.6%
Richmond/Petersburg, VA	3	71.4%	69.4%	2.9%	$187.84	$183.91	2.1%	$134.08	$127.59	5.1%	2.6%
Alaska	2	86.0%	83.5%	3.0%	$260.26	$245.33	6.1%	$223.77	$204.77	9.3%	2.5%
Melbourne, FL	3	86.1%	82.8%	4.0%	$201.83	$191.47	5.4%	$173.82	$158.48	9.7%	2.4%
Nashville, TN	5	76.0%	79.2%	(4.0%)	$157.20	$165.26	(4.9%)	$119.55	$130.87	(8.6%)	2.4%
Omaha, NE	4	69.9%	66.6%	5.0%	$150.45	$149.43	0.7%	$105.14	$99.45	5.7%	2.2%
Norfolk/Virginia Beach, VA	4	72.4%	73.7%	(1.8%)	$171.34	$172.57	(0.7%)	$124.06	$127.12	(2.4%)	1.8%
North Carolina East	4	71.0%	74.8%	(5.1%)	$151.48	$151.61	(0.1%)	$107.54	$113.43	(5.2%)	1.6%
Miami, FL	3	87.3%	88.5%	(1.4%)	$160.17	$159.70	0.3%	$139.81	$141.31	(1.1%)	1.6%
Las Vegas, NV	1	74.2%	74.8%	(0.8%)	$202.50	$189.52	6.8%	$150.33	$141.79	6.0%	1.6%
Houston, TX	6	73.3%	66.8%	9.7%	$122.19	$115.33	5.9%	$89.62	$77.01	16.4%	1.5%
Top 20 Markets	96	77.4%	76.0%	1.8%	$171.38	$170.25	0.7%	$132.59	$129.46	2.4%	59.0%

All Other Markets
Oklahoma City, OK	4	72.7%	74.1%	(1.9%)	$135.81	$134.20	1.2%	$98.74	$99.44	(0.7%)	1.4%
Alabama North	4	76.2%	79.0%	(3.5%)	$149.39	$143.95	3.8%	$113.79	$113.74	0.0%	1.3%
Dallas, TX	5	67.6%	68.4%	(1.2%)	$135.66	$137.10	(1.1%)	$91.72	$93.79	(2.2%)	1.3%
Louisville, KY	1	75.8%	74.6%	1.6%	$186.15	$176.85	5.3%	$141.12	$131.92	7.0%	1.2%
Florida Panhandle	5	70.4%	68.8%	2.3%	$136.52	$143.37	(4.8%)	$96.10	$98.58	(2.5%)	1.2%
Alabama South	4	72.7%	73.6%	(1.2%)	$133.20	$129.04	3.2%	$96.90	$94.97	2.0%	1.1%
Madison, WI	2	60.6%	63.4%	(4.4%)	$200.55	$193.19	3.8%	$121.55	$122.57	(0.8%)	1.1%
Denver, CO	3	68.1%	69.7%	(2.3%)	$152.16	$161.19	(5.6%)	$103.69	$112.33	(7.7%)	1.1%
Orlando, FL	3	76.7%	75.2%	2.0%	$129.60	$126.21	2.7%	$99.42	$94.94	4.7%	1.1%
Birmingham, AL	4	71.9%	76.8%	(6.4%)	$143.70	$142.63	0.8%	$103.37	$109.50	(5.6%)	1.1%
Austin, TX	6	74.4%	73.7%	0.9%	$115.71	$126.24	(8.3%)	$86.07	$93.06	(7.5%)	1.1%
Tucson, AZ	3	80.8%	83.1%	(2.8%)	$127.63	$118.29	7.9%	$103.11	$98.33	4.9%	1.1%
Pittsburgh, PA	2	64.4%	64.4%	0.0%	$179.23	$173.73	3.2%	$115.43	$111.91	3.1%	1.0%
Memphis, TN	2	69.1%	68.4%	1.0%	$181.78	$198.22	(8.3%)	$125.65	$135.65	(7.4%)	1.0%
Boston, MA	3	71.2%	70.2%	1.4%	$162.35	$162.39	0.0%	$115.52	$113.99	1.3%	1.0%
Syracuse, NY	2	74.4%	74.3%	0.1%	$182.45	$175.45	4.0%	$135.77	$130.34	4.2%	1.0%
Indiana North	3	61.7%	60.9%	1.3%	$161.31	$153.47	5.1%	$99.51	$93.40	6.5%	0.9%
Kansas City, MO	4	71.7%	72.1%	(0.6%)	$130.88	$129.42	1.1%	$93.89	$93.38	0.5%	0.9%
Philadelphia, PA	3	68.2%	67.6%	0.9%	$143.12	$138.27	3.5%	$97.68	$93.52	4.4%	0.9%
Fort Lauderdale, FL	2	76.0%	81.1%	(6.3%)	$154.59	$153.13	1.0%	$117.44	$124.15	(5.4%)	0.9%
Atlanta, GA	3	67.6%	71.2%	(5.1%)	$159.04	$166.02	(4.2%)	$107.58	$118.15	(8.9%)	0.9%
Newark, NJ	2	82.9%	78.9%	5.1%	$164.86	$169.73	(2.9%)	$136.63	$133.91	2.0%	0.9%
Idaho	1	76.9%	77.8%	(1.2%)	$183.39	$180.78	1.4%	$141.09	$140.68	0.3%	0.8%
Saint Louis, MO	2	66.8%	64.8%	3.1%	$159.23	$167.42	(4.9%)	$106.34	$108.55	(2.0%)	0.8%
Portland, OR	1	74.1%	68.0%	9.0%	$151.59	$163.58	(7.3%)	$112.33	$111.20	1.0%	0.7%
Louisiana South	2	69.7%	68.4%	1.9%	$133.59	$126.01	6.0%	$93.07	$86.26	7.9%	0.7%
New Orleans, LA	1	69.7%	63.1%	10.5%	$199.74	$192.62	3.7%	$139.31	$121.61	14.6%	0.7%
Knoxville, TN	2	81.3%	78.9%	3.0%	$138.46	$138.74	(0.2%)	$112.60	$109.53	2.8%	0.7%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
Minneapolis, MN	2	67.9%	64.5%	5.3%	$155.38	$154.01	0.9%	$105.58	$99.37	6.2%	0.6%
Florida Central North	2	77.5%	77.2%	0.4%	$153.33	$141.02	8.7%	$118.89	$108.80	9.3%	0.6%
Tampa, FL	1	85.3%	82.7%	3.1%	$187.49	$182.91	2.5%	$159.99	$151.19	5.8%	0.6%
Virginia Area	1	68.4%	73.7%	(7.2%)	$176.80	$172.88	2.3%	$120.91	$127.33	(5.0%)	0.6%
Long Island, NY	1	83.7%	80.9%	3.5%	$157.63	$158.37	(0.5%)	$131.99	$128.19	3.0%	0.6%
San Jose/Santa Cruz, CA	1	81.4%	79.4%	2.5%	$184.60	$185.94	(0.7%)	$150.35	$147.66	1.8%	0.6%
Cleveland, OH	1	61.9%	62.4%	(0.8%)	$192.52	$179.40	7.3%	$119.12	$111.91	6.4%	0.5%
Jacksonville, FL	2	84.7%	81.5%	3.9%	$127.09	$128.36	(1.0%)	$107.67	$104.66	2.9%	0.5%
Columbia, SC	2	76.5%	80.5%	(5.0%)	$123.59	$120.33	2.7%	$94.55	$96.92	(2.4%)	0.5%
Macon/Warner Robins, GA	1	84.3%	79.9%	5.5%	$153.08	$148.63	3.0%	$129.02	$118.80	8.6%	0.5%
Iowa Area	3	65.8%	68.4%	(3.8%)	$128.48	$129.20	(0.6%)	$84.52	$88.35	(4.3%)	0.5%
Texas West	1	92.4%	96.4%	(4.1%)	$129.59	$131.74	(1.6%)	$119.77	$127.03	(5.7%)	0.5%
Ohio Area	1	74.4%	76.2%	(2.4%)	$140.90	$133.98	5.2%	$104.88	$102.05	2.8%	0.4%
Inland Empire, CA	1	78.2%	76.3%	2.5%	$167.66	$174.92	(4.2%)	$131.04	$133.40	(1.8%)	0.4%
Greenville/Spartanburg, SC	1	78.3%	75.3%	4.0%	$163.53	$157.63	3.7%	$128.11	$118.64	8.0%	0.4%
Mississippi	2	76.8%	71.1%	8.0%	$121.83	$119.55	1.9%	$93.54	$85.04	10.0%	0.4%
Detroit, MI	1	71.3%	70.2%	1.6%	$145.10	$146.59	(1.0%)	$103.52	$102.95	0.6%	0.4%
Savannah, GA	1	83.7%	79.9%	4.8%	$158.59	$159.38	(0.5%)	$132.70	$127.31	4.2%	0.4%
Palm Beach , FL	1	81.3%	74.9%	8.5%	$128.54	$140.85	(8.7%)	$104.53	$105.44	(0.9%)	0.4%
Sacramento, CA	1	75.5%	76.8%	(1.7%)	$164.07	$164.54	(0.3%)	$123.93	$126.39	(1.9%)	0.4%
Bergen/Passaic, NJ	1	90.4%	90.0%	0.4%	$148.81	$137.90	7.9%	$134.56	$124.18	8.4%	0.4%
Charleston, SC	1	78.6%	81.1%	(3.1%)	$134.76	$130.97	2.9%	$105.92	$106.23	(0.3%)	0.4%
California South/Central	2	71.7%	75.1%	(4.5%)	$149.36	$156.09	(4.3%)	$107.02	$117.28	(8.7%)	0.3%
Colorado Springs, CO	1	70.9%	75.6%	(6.2%)	$156.72	$157.12	(0.3%)	$111.18	$118.80	(6.4%)	0.3%
South Carolina Area	1	78.4%	76.4%	2.6%	$147.93	$157.62	(6.1%)	$115.94	$120.41	(3.7%)	0.3%
Central New Jersey	1	70.7%	71.8%	(1.5%)	$125.98	$126.25	(0.2%)	$89.08	$90.70	(1.8%)	0.3%
Utah North	1	67.6%	69.3%	(2.5%)	$138.11	$139.15	(0.7%)	$93.39	$96.45	(3.2%)	0.3%
Greensboro/Winston Salem, NC	1	75.7%	70.9%	6.8%	$138.53	$135.15	2.5%	$104.86	$95.82	9.4%	0.2%
Texas East	1	85.2%	77.3%	10.2%	$138.03	$128.19	7.7%	$117.55	$99.10	18.6%	0.2%
Baltimore, MD	1	60.9%	62.7%	(2.9%)	$137.88	$142.74	(3.4%)	$84.02	$89.48	(6.1%)	0.2%
Raleigh/Durham/Chapel Hill, NC	1	71.1%	71.2%	(0.1%)	$131.97	$130.53	1.1%	$93.80	$92.94	0.9%	0.2%
San Antonio, TX	1	75.5%	78.6%	(3.9%)	$105.15	$101.51	3.6%	$79.41	$79.74	(0.4%)	0.2%
Mobile, AL	1	76.1%	68.2%	11.6%	$117.12	$116.77	0.3%	$89.14	$79.63	11.9%	0.0%
Cincinnati, OH	1	65.2%	63.7%	2.4%	$128.38	$131.28	(2.2%)	$83.64	$83.60	0.0%	0.0%
Minnesota	1	71.6%	69.6%	2.9%	$109.88	$108.57	1.2%	$78.69	$75.61	4.1%	0.0%
Charlotte, NC	1	80.6%	70.2%	14.8%	$99.54	$104.40	(4.7%)	$80.22	$73.26	9.5%	0.0%
All Other Markets	123	72.9%	72.9%	0.0%	$146.44	$145.95	0.3%	$106.83	$106.39	0.4%	41.0%

Total Portfolio	219	75.1%	74.4%	0.9%	$158.94	$158.09	0.5%	$119.36	$117.67	1.4%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024
STR Region
East North Central	16	62.8%	61.4%	2.3%	$156.79	$149.23	5.1%	$98.43	$91.56	7.5%	6.6%
East South Central	25	69.1%	69.4%	(0.4%)	$147.12	$151.35	(2.8%)	$101.73	$105.05	(3.2%)	9.7%
Middle Atlantic	12	73.6%	70.5%	4.4%	$158.64	$155.91	1.8%	$116.72	$109.96	6.1%	5.9%
Mountain	25	73.9%	72.5%	1.9%	$150.75	$150.83	(0.1%)	$111.43	$109.35	1.9%	14.3%
New England	6	76.6%	74.3%	3.1%	$174.54	$179.48	(2.8%)	$133.66	$133.28	0.3%	4.2%
Pacific	33	74.8%	74.0%	1.1%	$173.23	$173.66	(0.2%)	$129.49	$128.51	0.8%	20.8%
South Atlantic	53	73.6%	71.3%	3.2%	$153.13	$149.43	2.5%	$112.77	$106.52	5.9%	23.8%
West North Central	16	63.7%	59.6%	6.9%	$130.94	$131.03	(0.1%)	$83.43	$78.06	6.9%	4.2%
West South Central	33	70.0%	69.6%	0.6%	$134.23	$134.52	(0.2%)	$93.90	$93.67	0.2%	10.5%

Total Portfolio	219	71.3%	69.9%	2.0%	$152.97	$152.09	0.6%	$109.14	$106.31	2.7%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Year Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
STR Region
East North Central	16	67.5%	66.2%	2.0%	$153.62	$147.49	4.2%	$103.75	$97.60	6.3%	6.2%
East South Central	25	74.7%	75.7%	(1.3%)	$149.89	$151.59	(1.1%)	$111.99	$114.79	(2.4%)	9.4%
Middle Atlantic	12	74.2%	73.2%	1.4%	$157.83	$154.88	1.9%	$117.18	$113.42	3.3%	5.0%
Mountain	25	77.0%	76.4%	0.8%	$157.61	$156.82	0.5%	$121.33	$119.87	1.2%	14.0%
New England	6	75.3%	73.8%	2.0%	$196.69	$199.53	(1.4%)	$148.20	$147.16	0.7%	4.2%
Pacific	33	79.7%	79.1%	0.8%	$186.36	$186.04	0.2%	$148.44	$147.07	0.9%	22.5%
South Atlantic	53	76.1%	75.9%	0.3%	$158.65	$157.16	0.9%	$120.68	$119.23	1.2%	23.1%
West North Central	16	69.1%	67.7%	2.1%	$142.46	$142.55	(0.1%)	$98.41	$96.49	2.0%	5.0%
West South Central	33	74.5%	72.6%	2.6%	$135.43	$134.94	0.4%	$100.83	$97.91	3.0%	10.6%

Total Portfolio	219	75.1%	74.4%	0.9%	$158.94	$158.09	0.5%	$119.36	$117.67	1.4%	100.0%

Note: Region categorization based on STR designation.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024
Upscale
AC Hotels	4	74.3%	74.1%	0.3%	$213.24	$211.24	0.9%	$158.44	$156.50	1.2%	5.4%
Aloft	1	74.9%	72.3%	3.6%	$178.17	$171.43	3.9%	$133.53	$123.89	7.8%	0.9%
Courtyard	34	67.6%	67.5%	0.1%	$154.35	$152.75	1.0%	$104.39	$103.12	1.2%	17.1%
Hilton Garden Inn	39	67.9%	66.1%	2.7%	$145.41	$146.25	(0.6%)	$98.76	$96.67	2.2%	15.2%
Homewood Suites	28	78.0%	78.1%	(0.1%)	$151.84	$150.03	1.2%	$118.43	$117.20	1.0%	11.4%
Hyatt House	2	78.8%	63.0%	25.1%	$154.45	$153.60	0.6%	$121.75	$96.81	25.8%	0.9%
Hyatt Place	3	76.5%	76.2%	0.4%	$152.04	$147.62	3.0%	$116.38	$112.51	3.4%	1.4%
Residence Inn	30	74.5%	75.0%	(0.7%)	$161.22	$157.94	2.1%	$120.11	$118.39	1.5%	15.2%
SpringHill Suites	8	75.4%	71.2%	5.9%	$158.99	$159.98	(0.6%)	$119.95	$113.82	5.4%	5.5%
Upscale Total	149	71.8%	70.8%	1.4%	$155.52	$154.29	0.8%	$111.60	$109.25	2.2%	73.0%

Upper Midscale
Fairfield	10	71.9%	64.3%	11.8%	$133.92	$129.91	3.1%	$96.31	$83.54	15.3%	3.3%
Hampton	36	69.7%	67.0%	4.0%	$145.57	$149.43	(2.6%)	$101.49	$100.10	1.4%	12.1%
Home2 Suites	10	76.1%	71.8%	6.0%	$151.55	$155.53	(2.6%)	$115.38	$111.74	3.3%	4.3%
TownePlace Suites	8	68.9%	71.2%	(3.2%)	$113.97	$114.42	(0.4%)	$78.54	$81.44	(3.6%)	1.7%
Upper Midscale Total	64	70.9%	67.7%	4.7%	$141.51	$143.73	(1.5%)	$100.30	$97.32	3.1%	21.4%

Upper Upscale
Embassy Suites	4	67.6%	75.2%	(10.1%)	$192.69	$174.95	10.1%	$130.19	$131.61	(1.1%)	3.1%
Marriott	2	68.6%	64.2%	6.9%	$171.31	$165.35	3.6%	$117.55	$106.23	10.7%	2.5%
Upper Upscale Total	6	68.0%	69.2%	(1.7%)	$183.08	$170.06	7.7%	$124.56	$117.67	5.9%	5.6%

Total Portfolio	219	71.3%	69.9%	2.0%	$152.97	$152.09	0.6%	$109.14	$106.31	2.7%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 24

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Year Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
Upscale
AC Hotels	4	78.4%	77.0%	1.8%	$232.35	$227.32	2.2%	$182.07	$174.97	4.1%	5.2%
Aloft	1	73.0%	72.4%	0.8%	$200.97	$195.53	2.8%	$146.74	$141.64	3.6%	0.8%
Courtyard	34	72.4%	72.4%	0.0%	$164.26	$162.58	1.0%	$118.95	$117.73	1.0%	18.1%
Hilton Garden Inn	39	72.1%	71.4%	1.0%	$149.87	$151.50	(1.1%)	$108.01	$108.22	(0.2%)	15.6%
Homewood Suites	28	81.6%	81.1%	0.6%	$152.90	$151.94	0.6%	$124.81	$123.27	1.2%	10.5%
Hyatt House	2	80.0%	74.6%	7.2%	$157.97	$161.16	(2.0%)	$126.33	$120.26	5.0%	1.0%
Hyatt Place	3	78.3%	77.4%	1.2%	$147.25	$148.78	(1.0%)	$115.33	$115.16	0.1%	1.2%
Residence Inn	30	78.2%	78.3%	(0.1%)	$168.37	$165.24	1.9%	$131.70	$129.35	1.8%	15.2%
SpringHill Suites	8	75.1%	74.6%	0.7%	$160.25	$156.49	2.4%	$120.35	$116.73	3.1%	4.7%
Upscale Total	149	75.5%	75.0%	0.7%	$161.37	$160.24	0.7%	$121.78	$120.25	1.3%	72.3%

Upper Midscale
Fairfield	10	71.4%	69.5%	2.7%	$129.87	$131.57	(1.3%)	$92.75	$91.40	1.5%	2.5%
Hampton	36	73.5%	72.0%	2.1%	$153.01	$154.90	(1.2%)	$112.40	$111.56	0.8%	13.3%
Home2 Suites	10	81.4%	81.9%	(0.6%)	$161.64	$159.85	1.1%	$131.59	$131.00	0.5%	4.7%
TownePlace Suites	8	76.2%	75.7%	0.7%	$124.05	$123.22	0.7%	$94.56	$93.28	1.4%	2.3%
Upper Midscale Total	64	74.6%	73.4%	1.6%	$147.93	$148.96	(0.7%)	$110.31	$109.39	0.8%	22.8%

Upper Upscale
Embassy Suites	4	75.7%	80.5%	(6.0%)	$209.95	$202.62	3.6%	$158.95	$163.10	(2.5%)	3.1%
Marriott	2	69.2%	62.4%	10.9%	$168.28	$166.05	1.3%	$116.48	$103.63	12.4%	1.8%
Upper Upscale Total	6	72.5%	70.6%	2.7%	$190.52	$184.86	3.1%	$138.19	$130.43	5.9%	4.9%

Total Portfolio	219	75.1%	74.4%	0.9%	$158.94	$158.09	0.5%	$119.36	$117.67	1.4%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 25

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024	Q4 2023	% Change	Q4 2024
STR Location
Airport	20	78.4%	78.8%	(0.5%)	$144.23	$143.67	0.4%	$113.10	$113.19	(0.1%)	8.5%
Interstate	8	69.8%	69.8%	0.0%	$142.65	$146.82	(2.8%)	$99.63	$102.54	(2.8%)	2.1%
Resort	11	73.4%	67.9%	8.1%	$162.97	$160.22	1.7%	$119.70	$108.80	10.0%	6.8%
Small Metro/Town	3	68.4%	76.1%	(10.1%)	$131.03	$122.16	7.3%	$89.63	$92.97	(3.6%)	0.9%
Suburban	116	72.1%	70.3%	2.6%	$144.92	$143.96	0.7%	$104.51	$101.18	3.3%	44.2%
Urban	61	68.0%	66.8%	1.8%	$168.56	$168.47	0.1%	$114.56	$112.60	1.7%	37.5%

Total Portfolio	219	71.3%	69.9%	2.0%	$152.97	$152.09	0.6%	$109.14	$106.31	2.7%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Year Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024
STR Location
Airport	20	81.2%	81.6%	(0.5%)	$149.21	$147.34	1.3%	$121.11	$120.21	0.7%	8.6%
Interstate	8	73.2%	71.1%	3.0%	$146.21	$144.62	1.1%	$107.01	$102.81	4.1%	2.2%
Resort	11	74.2%	73.5%	1.0%	$178.19	$174.39	2.2%	$132.26	$128.21	3.2%	7.0%
Small Metro/Town	3	77.6%	78.8%	(1.5%)	$126.35	$122.06	3.5%	$97.99	$96.18	1.9%	0.9%
Suburban	116	75.5%	74.6%	1.2%	$150.20	$149.69	0.3%	$113.42	$111.71	1.5%	44.1%
Urban	61	72.9%	72.3%	0.8%	$174.73	$174.62	0.1%	$127.41	$126.28	0.9%	37.2%

Total Portfolio	219	75.1%	74.4%	0.9%	$158.94	$158.09	0.5%	$119.36	$117.67	1.4%	100.0%

Note: Location categorization based on STR designation.

Page | 26